Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-232310) pertaining to the 2019 Share Incentive Plan and 2011 Share Option Plan of Fiverr International Ltd. of our report dated March 31, 2020, with respect to the consolidated financial statements of Fiverr International Ltd., included in this Annual Report (Form 20-F) for the year ended December 31, 2019.

March 31, 2020	/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global